SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2014

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2014, USMD Holdings, Inc. (the “Company”) entered into Amendment No. 5 to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent for the lenders, to amend that certain Credit Agreement dated August 31, 2012 (as previously amended, the “Credit Agreement”) by and among the Company, certain other borrowers, JPMorgan Chase Bank, N.A., as agent, and other lenders. As previously disclosed, the Credit Agreement provides for a revolving credit facility of up to $3 million (“Revolver”) and term loan facilities of $21 million (of which approximately $9 million remained outstanding as of June 30, 2014).

Among other things, the Amendment delays commencement of principal and interest payments on certain subordinated debt from September 30, 2014 to December 31, 2014. The Amendment also approves approximately $433,000 in payments to certain physician-employees made in connection with physician compensation. Finally, the Amendment requires the Company to repay $1.5 million in principal under the Revolver. The Company may re-borrow such amount under the Revolver in accordance with the terms of the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amendment No. 5 to Credit Agreement dated September 23, 2014 by and among USMD Holding, Inc., certain other borrowers, and JPMorgan Chase Bank, N.A., as agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: September 25, 2014	By:	/s/ Carolyn Jones
Carolyn Jones
Chief Financial Officer